Exhibit 4.2

TERM NOTE
$338,481.86	Effective as of March 15, 2018

FOR VALUE RECEIVED, and intending to be legally bound SAKER AVIATION SERVICES, INC. (“Borrower”), a corporation organized under the laws of the State of Nevada, with its principal place of business at 20 South Street, Pier 6 East River, New York, NY 10004 promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association with a banking office at 731 Chestnut Street, Emmaus PA 18049 (“Lender”), in immediately available funds, the principal sum of Three Hundred Thirty Eight Thousand Four Hundred Eighty One and 86/100 Dollars ($338,481.86) plus interest on the outstanding balance until paid in full. The amount of all advances outstanding together with all accrued interest thereon shall be due and payable in full on March 15, 2022 (“Maturity”).

Capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement (as defined herein).

1.     INTEREST RATE. Borrower shall pay interest on the outstanding principal balance of this Note at a fixed rate per annum equal to four and eighty-five hundredths percent (4.85%).

(a)     All computations of interest and unpaid fees shall be made on the basis of a 360-day year and paid for the actual number of days elapsed; that is, by multiplying the outstanding principal balance by the applicable interest rate, dividing by 360 days, and multiplying by the actual number of days the principal balance is outstanding. This method of computation results in a higher interest yield to Lender than if a 365-day year were used.

(b)     If pursuant to the terms of this Note, Borrower is at any time obligated to pay interest on the principal balance of this Note at a rate in excess of the maximum interest rate permitted by applicable law, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder and Borrower and any guarantor shall not have any action against Lender for any damages arising out of the payment or collection of excess interest or charges.

(c)     If the interest rate index that is used to calculate the interest due hereunder is determined to be less than zero, such index shall be deemed to be zero for purposes hereof.

2.     REPAYMENT. Borrower shall repay the outstanding balance of this Note in equal consecutive monthly installments of principal and interest in the amount of $7,772.00 each based on a 48 month amortization period, commencing April 1, 2018, and continuing on the first (1st) day of each consecutive month and final payment at Maturity, when the remaining unpaid principal and unpaid accrued interest shall be due and payable in full.

3.     DEFAULT RATE. After the occurrence and during the continuance of an Event of Default, at Lender’s option without notice or demand, interest shall accrue at a rate per annum equal to the aggregate of three percent (3%) plus the rate otherwise applicable (the “Default Rate”), and such rate shall continue to apply whether or not judgment shall be entered on this Note.

4.     APPLICATION; BUSINESS DAY. Borrower shall make all payments on this Note to Lender at its address identified on its statement or at such other place as the holder of this Note may designate. All payments shall be made, in immediately available funds, absolutely net of, without deduction or offset and free and clear of taxes, deductions, charges or withholding of any kind. Lender shall apply all payments received on this Note to any accrued and unpaid interest then due and owing, to the reduction of principal of this Note, and to other sums due hereunder, in such order and in such amounts as Lender in its sole discretion shall elect from time to time. The sum or sums shown on Lender’s records shall be evidence of the correct unpaid balances of principal and interest on this Note, absent manifest error. Lender is authorized to complete all blank spaces in this Note.

Except as otherwise set forth herein, if any payment comes due and payable on a day that is not a Business Day, Borrower may make the payment on the next succeeding Business Day following the payment due date and pay the additional interest accrued to the date of payment.

5.     PREPAYMENT. This Note may be prepaid in whole or in part at any time without premium.

6.     FEES.

(a)      Late Fee. If any payment due under this Note is not made within ten (10) days after its due date, Borrower shall pay, in addition to any other sums due under this Note (and without limiting Lender’s other remedies on account thereof), a late fee in an amount equal to the greater of five percent (5%) of the amount unpaid or $25.00.

(b)     Origination Fee. On the date of the execution of this Note, Borrower shall pay an origination fee to Lender in the amount of 1% of the face amount of this Note (i.e., $3,384.82).

7.     USE OF PROCEEDS. Borrower agrees that any loan made by Lender to Borrower and evidenced by this Note shall be used by Borrower to refinance existing commercial debt.

8.     COLLATERAL AND GUARANTIES. Borrower has secured this Note by a first priority security interest in the assets of the Borrower identified as the “Collateral” pursuant to that certain security agreement, dated as of the date of this Note, between Borrower and Lender.

9.     SUBJECT TO LOAN AGREEMENT. This Note is executed and delivered subject to all the terms and conditions of a Loan Agreement of even date herewith between Borrower and Lender (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Loan Agreement”) and reference is hereby made to the Loan Agreement for, among other things, the provisions relating to Lender’s rights of acceleration upon the occurrence of an Event of Default and Lender’s remedies.

10.     SETOFF. To the fullest extent permitted by law, if the unpaid principal amount of this Note, interest accrued on the unpaid principal amount thereof or other amount owing by Borrower under this Note or the other Loan Documents shall have become due and payable (at maturity, by acceleration or otherwise), Lender will have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to setoff against and to appropriate and apply to such due and payable amounts any obligations owing to, and any other funds held in any manner for the account of, Borrower by Lender or any third party acting on Lender’s behalf (“Bank Affiliate”), including, without limitation, any cash, securities, instruments or other property of Borrower in the possession of Lender or any Bank Affiliate, whether for safekeeping or otherwise, or in the transit to or from Lender or any Bank Affiliate (regardless of the reason Lender or Bank Affiliate had received the same or whether Lender or Bank Affiliate has conditionally released the same). Such deposits and other sums may be applied or set off against such liabilities and obligations of Borrower to Lender or any Bank Affiliate at any time. Borrower consents to and confirms the foregoing arrangements and confirms the rights of banker’s lien and setoff. Nothing in this Note will be deemed a waiver or prohibition of or restriction on such rights of banker’s lien or setoff.

11.     PAYMENT OF FEES AND EXPENSES.

(a)     Upon execution of this Note, Borrower shall pay Lender all reasonable fees and charges for the preparation, negotiation and closing of this Note and all other related Loan Documents including, without limitation, counsel fees and expenses (whether outside or internal) and all other fees due hereunder or under the Loan Documents. In addition, Borrower shall pay such administrative fees as Lender may charge from time to time and all other costs incidental to making the Loan or in connection with the Loan, including, without limitation, expenses for lien searches, filing fees, taxes and costs and expenses in connection with the preparation of any amendments, modifications or renewals.

(b)     Borrower agrees to pay, upon demand, costs of collection of all amounts due under this Note, including, without limitation, principal, interest and fees, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys’ fees and expenses (which may include costs of internal or outside counsel).

12.     GOVERNING LAW. This Note shall be interpreted and the rights and liabilities of the parties shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to principles of the conflict of laws. This Note has been delivered to and accepted by Lender and will be deemed to be made in the Commonwealth of Pennsylvania and any applicable federal law. Time is of the essence in the payment of this Note.

13.     GENERAL PROVISIONS.

(a)    Borrower Waiver. Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance or enforcement of this Note.

(b)      Amendments. Any amendment hereof must be in writing and signed by the party against whom enforcement is sought.

(c)      Binding Effect. This Note is a binding obligation enforceable against Borrower, its heirs and legal representatives and its permitted successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower may not assign any of its rights or obligations hereunder without the prior written consent of Lender.

(d)      Name; Joint and Several Liability. Borrower represents that the name of Borrower printed on the signature page hereto is the name of Borrower (i) if an entity, that is stated to be its name on the public organic record or (ii) if an individual, indicated on his/her most recently issued, valid driver’s license issued by the state of their principal residence. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term “Borrower” shall include each as well as all of them.

(e)      Severability. If a court deems any provision of this Note invalid, illegal or unenforceable, the remainder of this Note shall remain in full force and effect.

(f)     Delays; Rights Cumulative. No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

(g)     No Waiver. None of the following will be a course of dealing, estoppel, waiver or implied amendment on which any party to this Note or any Loan Documents may rely: (i) Lender’s acceptance of one or more late or partial payments; (ii) Lender’s forbearance from exercising any right or remedy under this Note, or any document providing security for or guaranty of repayment of this Note; or (iii) Lender’s forbearance from exercising any right or remedy under this Note or any Loan Document on any one or more occasions.

(h)     Counterparts. This Note may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. A photographic or other reproduction of this Note may be made by Lender, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

14.     JURISDICTION AND VENUE. BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (A) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY LENDER AND ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE OR ANY COLLATERAL RELATED HERETO TO THE JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR A COURT OF THE UNITED STATES LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA AND (B) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING.

15.     WAIVER OF JURY TRIAL. BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO, AND IN, ANY DISPUTE, CLAIM, DEMAND, ACTION OR OTHER LEGAL PROCEEDING OF ANY NATURE, RELATED TO (A) THIS NOTE, ANY RELATED LOAN DOCUMENTS OR ANY COLLATERAL OR COLLATERAL DOCUMENTS RELATED THERETO, (B) ANY TRANSACTION CONTEMPLATED BY ANY SUCH DOCUMENTS OR (C) ANY NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS NOTE, ANY RELATED LOAN DOCUMENTS OR ANY COLLATERAL OR THE TRANSACTIONS RELATED THERETO. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL AS NECESSARY AND APPROPRIATE.

16.     POWER TO CONFESS JUDGMENT. BORROWER HEREBY IRREVOCABLY EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT AGAINST SUCH BORROWER FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS NOTE, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO TEN PERCENT (10%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN $1,000.00, ADDED FOR ATTORNEYS’ COLLECTION FEES. NOTWITHSTANDING THE ATTORNEY’S COMMISSION PROVIDED FOR IN THE PRECEDING SENTENCE (WHICH IS INCLUDED IN THE WARRANT FOR PURPOSES OF ESTABLISHING A SUM CERTAIN), THE AMOUNT OF ATTORNEYS’ FEES THAT LENDER MAY RECOVER FROM BORROWER AND RETAIN SHALL NOT EXCEED THE ACTUAL ATTORNEYS’ FEES INCURRED BY LENDER. THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT. BORROWER FOREVER WAIVES AND RELEASES ALL ERRORS IN SUCH PROCEEDINGS. NO SINGLE EXERCISE OF THE FOREGOING POWER SHALL EXHAUST THE POWER, AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER. IF ANY JUDGMENT CONFESSED HEREUNDER IS STRICKEN OR OPENED FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS. BORROWER HEREBY EXPRESSLY WAIVES AND DISCLAIMS ANY AND ALL AGENT DUTIES OF LENDER OR ANY HOLDER HEREOF AS SET FORTH IN 20 PA C.S. SECTION 5601.3(B). IT IS UNDERSTOOD AND AGREED THAT ANY EXERCISE OF THIS AUTHORIZATION BY THE HOLDER HEREOF SHALL BE ON BEHALF OF THE HOLDER HEREOF AND NOT ON BEHALF OF BORROWER.

[SIGNATURE PAGE TO TERM NOTE]

ATTEST/WITNESS: By: _____________________________________________ Name: __________________________________________ Title: ___________________________________________	SAKER AVIATION SERVICES, INC. By: ___________________________________________(SEAL) Name: _______________________________________________ Title: ________________________________________________

03/12/2018   28979548

[IF DOCUMENT IS TO BE NOTARIZED.]

STATE OF _____________________________	)
) SS:
COUNTY OF _____________________________	)

On this, the ______ day of ______________________________, 2018, before me, a Notary Public, the undersigned officer, personally appeared ________________________________________, known to me (or satisfactorily proven) to be the ________________________________________ of SAKER AVIATION SERVICES, INC. (“Company”), and that as such officer, being duly authorized to do so, s/he executed the foregoing instrument for the purposes therein contained by signing the name of Company by himself/herself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_____________________________________________________

Notary Public

MY COMMISSION EXPIRES: